Exhibit (h)(9)(vi)

AMENDMENT TO THE PARTICIPATION AGREEMENT
AMONG PROTECTIVE LIFE INSURANCE COMPANY,
GOLDMAN SACHS VARIABLE INSURNACE TRUST
AND GOLDMAN SACHS & CO. LLC

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (the “Amendment”) is made as of this 15th day of December, 2022 by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, a statutory trust formed under the laws of Delaware (the “Trust”), Goldman Sachs & Co. LLC, a New York limited liability company (the “Distributor”), and PROTECTIVE LIFE INSURANCE COMPANY, a Tennessee life insurance company (the “Company”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Trust, Distributor and Company are parties to a certain Participation Agreement dated December 19, 2003, as amended (the “Agreement”), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts; and

WHEREAS, the parties desire to amend Schedule 1 and Schedule 3 of the Agreement; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.
Schedule 1 of the Agreement is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.

2.
Schedule 3 of the Agreement is hereby deleted in its entirety and replaced with Schedule 3 attached hereto.

3.
Ratification and Confirmation of Agreement.  In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis.  To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

4.
Counterparts.
This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

5.
Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

By:  __/s/ Frank Murphy___________________

Name:  ___Frank Murphy_________________

Title:  ___Managing Director, VP of Trust_____

GOLDMAN SACHS & CO. LLC

By:  __/s/ Marci Green____________________

Name:  ___Marci Green___ ________________

Title:  _Managing Director__________________

PROTECTIVE LIFE INSURANCE COMPANY

By:  ___/s/ Steve Cramer_____________________

Name:  _Steve Cramer_______________________

Title:  _Chief Product Officer, Retirement Division

Schedule 1

Accounts of the Company
Investing in the Trust

Name of Account	Date Established	SEC 1940 Act Registration Number	Type of Product Supported by Account
The Protective Variable Annuity Separate Account	12/23/1993	811-08108	Variable Annuities
The Protective Variable Life Separate Account	2/15/1995	811-07337	Variable Life
PLICO Variable Annuity Account S	7/02/2020	811-23593	Variable Annuities
Protective COLI PPVUL	4/14/2020	Unregistered	PPVUL
Protective BOLI PPVUL	9/1/2020	Unregistered	PPVUL
Protective COLI PPVUL SV	4/14/2020	Unregistered	PPVUL

Schedule 3

Trust Classes and Series
Available Under each Class of Contracts

Effective December 1, 2022, the following Trust Classes and Series are available under the Contracts:
Contracts Marketing Name	Trust Classes and Series
Protective Variable Annuity
Elements Classic
Elements Access
Elements Plus
Protective Advantage
Protective Variable Annuity II
MileageCredit
Strategic Objectives
Strategic Objectives II
Protective Investors Benefit Advisory VUL
All available Goldman Sachs Variable Insurance Trust Funds (Institutional Shares)
Premiere I
Premiere II
Premiere II (2003)
Premiere III (effective 11/3/08)
Preserver
Preserver (2003)
Preserver II (effective 11/3/08)
Protector
Protector II (effective 5/4/09)
Premiere Provider
Premiere Survivor
Premiere Survivor (2004)
Protective Investors Choice VUL
Premiere Executive
Transitions
Single Premium Plus
ProtectiveRewards II
ProtectiveRewards Elite (effective 11/3/08)
ProtectiveAccess XL
Protective Access Variable Annuity
ProtectiveValues Advantage
Protective Values Advantage II
Protective Values
Protective Values Access
Protective Variable Annuity (L,B,C Series)
Protective Variable Annuity Investor Series
Protective Dimensions
Protective Variable Annuity II B Series
Protective Dimensions II Variable Annuity
Protective Dimensions III
Protective Dimensions IV
Protective Variable Annuity Investors Series
Protective Aspirations Variable Annuity
Protective Dimensions V
All available Goldman Sachs Variable Insurance Trust Funds (Service Shares)
Protective Investors Benefit Advisor Variable Annuity
Goldman Sachs VIT Trend Driven Allocation Fund (formerly Goldman Sachs VIT Global Trends Allocation Fund) (Service Shares); Goldman Sachs VIT Growth Opportunities Fund (Service Shares); Goldman Sachs VIT Core Fixed Income Fund (Service Shares);
Goldman Sachs Small Cap Equity Insights Fund (Service Shares) and Goldman Sachs VIT Strategic Growth Fund (Service Shares); Goldman Sachs VIT Multi-Strategy Alternative Fund (Service Shares)

Schwab Genesis Advisory Variable Annuity Schwab Genesis Variable Annuity
Goldman Sachs VIT Trend Driven Allocation Fund (formerly Goldman Sachs VIT Global Trends Allocation Fund) (Service Shares); Goldman Sachs VIT Growth Opportunities Fund (Service Shares); Goldman Sachs VIT Core Fixed Income Fund (Service Shares);
Goldman Sachs Small Cap Equity Insights Fund (Service Shares) and Goldman Sachs VIT Strategic Growth Fund (Service Shares)

Protective Executive Benefits Private Placement VUL	Goldman Sachs VIT Growth Opportunities Fund (Service Shares); Goldman Sachs VIT Mid Cap Value Fund (Institutional Shares); Goldman Sachs VIT Multi-Strategy Alternative Fund (Service Shares)
Protective BOLI PPVUL Separate Account – Protective Private Placement VUL	Goldman Sachs VIT Growth Opportunities Fund (Service Shares)
Protective COLI PPVUL SV Separate Account	Goldman Sachs VIT Growth Opportunities Fund (Service Shares)